EXHIBIT 10.73


                           U.S. HELICOPTER CORPORATION

         The undersigned hereby agrees that for a period commencing on the date hereof and expiring on such date as the aggregate amount of indebtedness owed by U.S. Helicopter Corporation (the "COMPANY") to YA Global Investments, L.P. (the "INVESTOR") is reduced to $5.0 million or less (the "LOCK-UP PERIOD"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "SECURITIES"). The undersigned hereby agrees that the foregoing lock-up agreement shall remain in place even if the undersigned person's service to the Company terminates prior to the expiration of the Lock-Up Period.

         In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

Dated:   August 21, 2007

                                          Signature

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